UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 27, 2006

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 20, 2003, Pennsylvania Real Estate Investment Trust (the “Company”) merged with Crown American Realty Trust (“Crown”) (the “Merger”) in accordance with an Agreement and Plan of Merger dated as of May 13, 2003 among the Company, PREIT Associates, L.P. (the operating partnership of the Company) (“PREIT Associates”), Crown and Crown American Properties, L.P. (“CAP”), a limited partnership of which Crown was the sole general partner before the Merger. Through the Merger and related transactions, the Company acquired 26 regional shopping malls and the remaining 50% interest in Palmer Park Mall in Easton, Pennsylvania.

In connection with the Merger, CAP retained an 11% interest in the capital and a 1% interest in the profits of two partnerships that own or ground lease 12 shopping malls. The retained interests were subject to a put-call arrangement between CAP and PREIT Associates. Pursuant to this arrangement, PREIT Associates had the right to require CAP to contribute the retained interest to PREIT Associates following the 36th month after the closing of the Merger (i.e., after November 20, 2006), and CAP had the right to contribute the retained interests to PREIT Associates following the 40th month after the closing of the Merger, in each case in exchange for 341,297 units of Class B limited partnership interest in PREIT Associates (the “Class B Units”). As of the date of the Exchange Agreement (as defined below), Mark E. Pasquerilla, who was elected a trustee of the Company following the Merger, has an interest in CAP.

On December 27, 2006, PREIT Associates and CAP entered into a Purchase and Sale Agreement (the “Exchange Agreement”). Under the Exchange Agreement, PREIT Associates purchased the 11% interest in the capital and 1% interest in the profits of each of the two partnerships that own or ground lease the 12 shopping malls, effective as of 11:59 p.m. on December 31, 2006, in exchange for 341,297 Class B Units. The Class B Units are redeemable at the election of the holder at any time after issuance either for cash in an amount per Class B Unit equal to the average closing price of a common share of the Company on the 10 trading days immediately before the date notice of redemption is received by the Company or, at the election of the Company, in exchange for the issuance of a like number of common shares of the Company. Based on the closing price of a common share of beneficial interest of the Company on December 29, 2006, the value of the Class B Units issued was approximately $13.4 million.

The Exchange Agreement is based upon and consistent with the financial and other terms of the put-call arrangement, which was entered into by PREIT Associates and CAP in connection with the Merger and prior to Mark Pasquerilla serving as a trustee of the Company. The Board of Trustees of the Company, excluding Mr. Pasquerilla, reviewed, considered and approved the Exchange Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

10.1	Purchase and Sale Agreement dated December 27, 2006 by and between PREIT Associates, L.P. and Crown American Properties, L.P.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: January 3, 2007	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel

EXHIBIT INDEX

10.1	Purchase and Sale Agreement dated December 27, 2006 by and between PREIT Associates, L.P. and Crown American Properties, L.P.